EXHIBIT 99.1

TiVo Corporation 2 Circle Star Way San Carlos, CA 94070

TIVO CORPORATION REPORTS THIRD QUARTER 2016 FINANCIAL RESULTS
Completed TiVo Acquisition and Entered into a 10-year IP License Agreement with DISH
Announces New IP License Agreement with Samsung
Made Significant Progress Against Synergy Targets
SAN CARLOS, Calif.--(BUSINESS WIRE)-November 3, 2016 - TiVo Corporation (NASDAQ:TIVO) today reported financial results for the third quarter ended September 30, 2016.

The Company reported third quarter revenue of $153.1 million, an increase of 33% compared to $114.9 million in the third quarter of 2015. As expected, revenues were higher than in the comparable period of the prior year due to the completion of the TiVo acquisition and the DISH Network license agreement renewal. Third quarter 2016 Net income was $49.9 million, compared to a Net loss of $18.5 million for the third quarter of 2015. Third quarter 2016 Loss from continuing operations before income taxes was $29.0 million, compared to a $14.8 million loss from continuing operations before income taxes in the third quarter of 2015. Third quarter 2016 included an $88.1 million income tax benefit due to a change in the deferred tax asset valuation allowance resulting from the TiVo acquisition.
On a Non-GAAP basis, third quarter 2016 Non-GAAP Pre-tax Income was $45.6 million, compared to $28.9 million in the third quarter of 2015.

Non-GAAP Pre-tax Income is defined below in the section entitled “Non-GAAP Information.” Reconciliations between GAAP and Non-GAAP amounts are provided in the tables below.

“Q3 was a transformative quarter,” said Tom Carson, president and CEO of TiVo. “Rovi acquired TiVo to form the new TiVo, an entertainment technology leader with a global customer base, robust intellectual property portfolios, best-in-class product development capabilities and financial strength. Our combined product offering saw continued momentum, including Q3 launches of new advanced search and recommendations services and the TiVo BOLT+ device. We also renewed our license agreement with DISH Network, further validating the long-term value and relevance of our intellectual property portfolios for both traditional and next-generation pay-TV service providers.”
Mr. Carson continued, “Q4 is off to an excellent start too. I am also pleased to announce we have agreed to terms for an IP license arrangement with Samsung. This deal demonstrates that the merger of Rovi and TiVo offers tremendous synergies and will result in a stronger combined company that is well positioned to create value for our stockholders. This agreement with Samsung not only validates the relevance and longevity of the acquired TiVo intellectual property, but also highlights our preference for commercially reasonable deals over on-going litigation. This deal demonstrates the value that can be created with our IP portfolios and is a good proof point of revenue synergies resulting from the combination of Rovi and TiVo. Additionally, we entered into an early renewal of our Product and Intellectual Property licenses with Panasonic Corporation. Just as important, the Company is already operating as one team and our product portfolio integration efforts are well underway. As a result, we are making significant progress against our goal of at least $100 million in total cost synergies. We have already taken actions that will result in over $40 million in run-rate cost synergies, nearly 50% of our target. As a result, we are confident we are on track to achieve our targeted 65% of the total cost synergies in the first twelve months.”

Subsequent to quarter-end, TiVo’s board readopted, for TiVo Corporation, the remaining $50.5 million balance of the prior stock repurchase authorization of Rovi Corporation.

Business Outlook

Following the acquisition of TiVo Inc., TiVo is raising its estimates and now anticipates fiscal year 2016 revenue of $620 million to $630 million with GAAP (loss) income before taxes of $(44.2) million to $(37.2) million and Non-GAAP Pre-tax Income of $185 million to $195 million. TiVo anticipates it will incur $25 million to $27 million in cash taxes based on its 2016 operating expectations. Both TiVo’s GAAP Diluted weighted average shares outstanding and Non-GAAP Diluted Weighted Average Shares Outstanding for the third quarter of 2016 were 92.1 million. For the fourth quarter, TiVo expects its GAAP diluted weighted average shares outstanding and Non-GAAP Diluted Weighted Average Shares Outstanding to be approximately 122.2 million shares. For fiscal year 2016, TiVo expects its GAAP diluted weighted average shares outstanding and Non-GAAP Diluted Weighted Average Shares Outstanding to be approximately 95.2 million shares.

Conference Call Information

TiVo management will host a conference call today, November 3, 2016, at 2:00 p.m. PT/5:00 p.m. ET to discuss the financial results. Investors and analysts interested in participating in the conference are welcome to call 1-866-621-1214 (or international +1-706-643-4013) and reference conference ID 91960016. The conference call can also be accessed via live webcast in the Investor Relations section of TiVo's website at http://www.tivo.com/.
A telephonic replay of the conference call will be available through November 10, 2016 and can be accessed by calling 1-800-585-8367 (or international +1-404-537-3406) and entering conference ID 91960016. A replay of the audio webcast will be available on TiVo Corporation's website shortly after the live call ends and will remain on TiVo Corporation's website until its next quarterly earnings call.

Non-GAAP Financial Information

TiVo Corporation provides Non-GAAP information to assist investors in assessing its operations in the way that its management evaluates those operations. Non-GAAP Pre-Tax Income, Non-GAAP Cost of licensing, services and software revenues, excluding depreciation and amortization of intangible assets, Non-GAAP Research and Development Expenses, Non-GAAP Selling, General and Administrative Expenses, Non-GAAP Total OpEx, Non-GAAP Total COGS and OpEx, and Non-GAAP Interest Expense are supplemental measures of the Company's performance that are not required by, and are not determined in accordance with, GAAP. Non-GAAP financial information is not a substitute for any financial measure determined in accordance with GAAP.

Non-GAAP Pre-tax Income is defined as GAAP income (loss) from continuing operations before income taxes, as adjusted for the effects of items such as equity-based compensation, amortization of intangible assets, accretion of contingent consideration, amortization or write-off of note issuance costs and discounts on convertible debt and mark-to-market adjustments for interest rate swaps; as well as items which impact comparability that are required to be recorded under GAAP, but that the Company believes are not indicative of its core operating results such as restructuring and asset impairment charges, transaction, transition and integration costs, retention earn-outs payable to former shareholders of acquired businesses, changes in the fair value of contingent consideration and earn-out settlements, gains from the release of Sonic payroll tax withholding liabilities related to a stock option review, contested proxy election costs, payments to note holders and expenses in connection with the extinguishment or modification of debt, gains on sale of strategic investments and changes in franchise tax reserves.

Non-GAAP Cost of licensing, services and software revenues, excluding depreciation and amortization of intangible assets is defined as GAAP cost of licensing, services and software revenues, excluding depreciation and amortization of intangible assets, excluding equity-based compensation and transition and integration expenses.

Non-GAAP Research and Development Expenses is defined as GAAP research and development expenses excluding equity-based compensation, transition and integration expenses and retention earn-outs payable to former shareholders of acquired businesses.

Non-GAAP Selling, General and Administrative Expenses is defined as GAAP selling, general and administrative expenses excluding equity-based compensation, transaction, transition and integration expenses, changes in the fair value of contingent consideration and earn-out settlements, contested proxy election costs and changes in franchise tax reserves.

Non-GAAP Total OpEx is defined as the sum of GAAP research and development and selling, general and administrative expenses, depreciation and gain on sale of patents excluding equity-based compensation, transaction, transition and integration expenses, retention earn-outs payable to former shareholders of acquired businesses, changes in the fair value of contingent consideration and earn-out settlements, contested proxy election costs and changes in franchise tax reserves.

Non-GAAP Total COGS and OpEx is defined as GAAP Total Operating costs and expenses, excluding amortization of intangible assets, restructuring and asset impairment charges, equity-based compensation, transaction, transition and integration expenses, retention earn-outs payable to former shareholders of acquired businesses, changes in the fair value of contingent consideration and earn-out settlements, contested proxy election costs, and changes in franchise tax reserves.

Non-GAAP Interest Expense is defined as GAAP interest expense, excluding interest on franchise tax reserves, accretion of contingent consideration, amortization or write-off of issuance costs and discounts on convertible debt plus the reclassification of the current period benefit (cost) of the interest rate swaps from gain (loss) on interest rate swaps.

Cash taxes are defined as GAAP current income tax expense excluding changes in reserves for unrecognized tax benefits.

Non-GAAP Diluted Weighted Average Shares Outstanding is defined as GAAP diluted weighted average shares outstanding except for periods of a GAAP loss. In periods of a GAAP loss, GAAP diluted weighted average shares outstanding are adjusted to include dilutive common share equivalents outstanding that were excluded from GAAP diluted weighted average shares outstanding because the Company had a loss and therefore these shares would have been anti-dilutive.

The Company's management evaluates and makes decisions about its business operations primarily based on Non-GAAP financial information. Management uses Non-GAAP financial measures as the basis for decision-making as they exclude items management does not consider to be “core costs” or “core proceeds”. For each Non-GAAP financial measure, the adjustment provides management with information about the Company's underlying operating performance that enables a more meaningful comparison to its historical and projected financial performance in different reporting periods. For example, since the Company does not acquire businesses on a predictable cycle, management excludes the amortization of intangible assets, transaction, transition and integration costs, retention earn-outs payable to former shareholders of acquired businesses, changes in contingent consideration, and earn-out settlements from its Non-GAAP financial measures in order to make more consistent and meaningful evaluations of the Company's operating expenses as these items may be significantly impacted by the timing and magnitude of acquisitions. Management also excludes the effect of restructuring and asset impairment charges , expenses in connection with the extinguishment or modification of debt and gains on sale of strategic investments. Management excludes the impact of equity-based compensation to provide meaningful supplemental information that allows investors greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and may facilitate comparison with the results of other companies in our industry, as well as to provide the Company’s management with an important tool for financial and operational decision making and for evaluating the Company’s performance over different periods of time. Due to varying valuation techniques, reliance on subjective assumptions and the variety of award types and features that may be in use, we believe that providing non-GAAP financial measures excluding equity-based compensation allows investors to make more meaningful comparisons between our operating results and those of other companies. Management excludes the amortization or write-off of note issuance costs and discounts on convertible debt, accretion of contingent consideration and mark-to-market adjustments for interest rate swaps when management evaluates the Company's operating expenses. Management reclassifies the current period benefit (cost) of the interest rate swaps from gain (loss) on interest rate swaps to interest expense in order for Non-GAAP Interest Expense to reflect the effects of the interest rate swaps as these interest rate swaps were entered into to control the effective interest rate the Company pays on its debt.

Management uses these Non-GAAP financial measures to help it make decisions, including decisions that affect operating expenses and operating margin. Management believes that making Non-GAAP financial information available to investors, in addition to GAAP financial information, may facilitate more consistent comparisons between the Company's performance over time with the performance of other companies in our industry, which may use similar financial measures to supplement their GAAP financial information.

Management recognizes that these Non-GAAP financial measures have limitations as analytical tools, including the fact that management must exercise judgment in determining which types of items to exclude from the Non-GAAP financial information. In addition, as other companies, including companies similar to TiVo Corporation, may calculate their non-GAAP financial measures differently than the Company calculates its Non-GAAP financial measures, these Non-GAAP financial measures may have limited usefulness to investors when comparing financial performance among companies. Management believes, however, that providing Non-GAAP financial information, in addition to GAAP financial information, facilitates consistent comparison of the Company's financial performance over time. The Company provides Non-GAAP financial information to the investment community, not as an alternative, but as an important supplement to GAAP financial information; to enable investors to evaluate the Company's core operating performance in the same way that management does. Reconciliations for each Non-GAAP financial measure to its most directly comparable GAAP financial measure is provided in the tables below.

About TiVo Corporation

TiVo (NASDAQ: TIVO) is the global leader in entertainment technology and audience insights. From the interactive program guide to the DVR, TiVo delivers innovative products and licensable technologies that revolutionize how people find content across a changing media landscape. TiVo enables the world’s leading media and entertainment providers to deliver the ultimate entertainment experience. Explore the next generation of entertainment at tivo.com, forward.tivo.com or follow us on Twitter @tivo or @tivoforbusiness.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, the Company's estimates of future financial performance, including future revenues, earnings and expenses, as well as future business strategies and future product offerings, deployments and technology and intellectual property licenses with various named customers.

These forward-looking statements are based on TiVo’s current expectations, estimates and projections about its business and industry, management’s beliefs and certain assumptions made by the company, all of which are subject to change. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “future”, "believe," "expect," "may," "will," "intend," "estimate," "continue," or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include the possibility of TiVo and Samsung being unable to reach final agreement with respect to the intellectual property licenses and related terms and conditions contemplated by, but not yet agreed to as part of, the terms reached to date between the parties, delays in development, competitive service offerings and lack of market acceptance, as well as the other potential factors described under "Risk Factors" included in TiVo’s most recent report on Form 10-Q and other documents of TiVo Corporation, Rovi Corporation and TiVo Solutions Inc. (formerly known as TiVo Inc.) on file with the Securities and Exchange Commission (available at www.sec.gov). TiVo cautions you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date hereof. TiVo assumes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release, except as required by law.

Investor Contacts

Peter Halt, CFO
TiVo Corporation
+1 (818) 295-6800

Peter Ausnit, VP IR
TiVo Corporation
+1 (818) 565-5200
Peter.Ausnit@TiVo.com

TIVO BUSINESS AND OPERATING HIGHLIGHTS:

IP Licensing:

•
TiVo signed a 10-year patent renewal license agreement with DISH Network L.L.C., a subsidiary of DISH Network Corporation. The agreement covers subscribers to DISH’s traditional and next-generation pay-TV services. In addition, DISH will continue to license TiVo’s Conversation Services natural language platform, as well as other TiVo products.

•	TiVo has nine of the top 10 U.S. pay TV service providers under license with seven of those agreements being signed in the last seven quarters.

Products:

•	Over 23 million subscriber households around the world use TiVo’s advanced television experiences.

•
Top-10 North American cable company signed a multi-year agreement recommitting to the TiVo user experience including multi-room DVR, non-DVR STB, iOS, Android and web. In addition, TiVo will help them move to an IP back office including VOD and linear elements.

•	Launched TiVo BOLT+, a best-in-class, all-in-one, multi-room entertainment device with six tuners and 3TB of recording capacity for customers looking for the ultimate video entertainment experience.

•	Announced availability of next-generation user experience that delivers content more quickly and with less effort from a diverse array of sources.

•	CubiTV expanded into Africa by adding Econet.

•	Fan TV now available on Apple TV and Roku.

•	New version of Seamless Insight released with a new user interface, enhanced multivariate analytics tools, and improved A/B testing.

•	Launched Seamless Discovery Base, targeted to smaller service providers; selected by a Brazilian telecommunications company.

•	Licensed TiVo’s metadata services to a major studio to standardize their systems, augment their metadata and make their content dynamic and discoverable.

•	TiVo successfully completed migration of its customers from previous metadata supplier to TiVo metadata in four months.

•	Launched a new version of Ad Optimizer and signed a 3-year agreement with one of the largest North American network families for full portfolio of Ad and Promo Optimizer..

General Corporate Developments:

•	Closed the acquisition of TiVo Inc. on September 7th. Q3 includes 23 days of TiVo operations.

•
Hired Pete Thompson as COO and EVP. Based in San Jose, Mr. Thompson brings more than 20 years of experience in building new businesses and product categories across a range of industries and technologies.

Subsequent Events:

•
Samsung Electronics Co., Ltd. agreed to the principal terms for a broad long-term intellectual property license agreement that provides rights under TiVo’s patent portfolio for Samsung’s leading mobile, consumer electronic and set-top box businesses. As part of the agreement, the parties will seek an immediate stay of all pending litigation and patent challenges between the two companies and, upon satisfaction of certain conditions in Q4 2016, will seek dismissal thereof.

•	Panasonic Corporation, one of the world’s top consumer electronics manufacturers, renewed its existing product and intellectual property licenses early.

TIVO CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues, net:
Licensing, services and software	$148,509	$114,759	$390,998	$376,312
Hardware	4,612	123	5,752	415
Total Revenues, net	153,121	114,882	396,750	376,727
Costs and expenses:
Cost of licensing, services and software revenues, excluding depreciation and amortization of intangible assets	31,661	24,492	78,651	78,134
Cost of hardware revenues, excluding depreciation and amortization of intangible assets	4,560	116	5,072	273
Research and development	30,951	22,976	77,804	75,246
Selling, general and administrative	54,126	33,117	132,771	113,843
Depreciation	4,622	4,280	13,181	13,098
Amortization of intangible assets	24,925	19,189	63,087	57,789
Restructuring and asset impairment charges	22,311	218	24,644	1,757
Total costs and expenses	173,156	104,388	395,210	340,140
Operating (loss) income from continuing operations	(20,035)	10,494	1,540	36,587
Interest expense	(11,021)	(11,348)	(32,411)	(35,421)
Interest income and other, net	353	586	322	1,089
Income (loss) on interest rate swaps	1,697	(11,787)	(16,897)	(17,106)
Loss on debt extinguishment	—	(2,695)	—	(2,815)
Loss from continuing operations before income taxes	(29,006)	(14,750)	(47,446)	(17,666)
Income tax (benefit) expense	(83,445)	3,708	(74,825)	12,924
Income (loss) from continuing operations, net of tax	54,439	(18,458)	27,379	(30,590)
Loss from discontinued operations, net of tax	(4,517)	—	(4,517)	—
Net income (loss)	$49,922	$(18,458)	$22,862	$(30,590)

Basic earnings (loss) per share:
Continuing operations	$0.60	$(0.22)	$0.32	$(0.36)
Discontinued operations	(0.05)	—	(0.05)	—
Basic earnings (loss) per share	$0.55	$(0.22)	$0.27	$(0.36)
Weighted average shares used in computing basic per share amounts	91,131	82,404	84,895	85,297

Diluted earnings (loss) per share:
Continuing operations	$0.59	$(0.22)	$0.32	$(0.36)
Discontinued operations	(0.05)	—	(0.05)	—
Diluted earnings (loss) per share	$0.54	$(0.22)	$0.27	$(0.36)
Weighted average shares used in computing diluted per share amounts	92,144	82,404	85,858	85,297

See notes to the Condensed Consolidated Financial Statements in our Quarterly Report on Form 10-Q.

TIVO CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2016	December 31, 2015
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$382,616	$101,675
Short-term marketable securities	121,221	107,879
Accounts receivable, net	145,730	87,128
Inventory	14,199	456
Prepaid expenses and other current assets	40,917	13,735
Total current assets	704,683	310,873
Long-term marketable securities	115,934	114,715
Property and equipment, net	43,514	34,984
Intangible assets, net	849,531	386,742
Goodwill	1,808,623	1,343,652
Other long-term assets	12,191	8,330
Total assets	$3,534,476	$2,199,296

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$234,714	$74,113
Deferred revenue	45,287	12,106
Current portion of long-term debt	237,000	7,000
Total current liabilities	517,001	93,219
Taxes payable, less current portion	7,055	5,332
Deferred revenue, less current portion	41,732	9,414
Long-term debt, less current portion	965,733	960,156
Deferred tax liabilities, net	71,560	66,116
Other long-term liabilities	49,453	34,494
Total liabilities	1,652,534	1,168,731
Stockholders' equity:
Common stock	120	131
Treasury stock	(4,944)	(1,163,533)
Additional paid-in capital	3,254,634	2,419,921
Accumulated other comprehensive loss	(3,374)	(6,503)
Accumulated deficit	(1,364,494)	(219,451)
Total stockholders’ equity	1,881,942	1,030,565
Total liabilities and stockholders’ equity	$3,534,476	$2,199,296

See notes to the Condensed Consolidated Financial Statements in our Quarterly Report on Form 10-Q.

TIVO CORPORATION AND SUBSIDIARIES
REVENUE BY SEGMENT
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Intellectual Property Licensing Revenues:
Service Provider	$66,684	$45,890	$162,791	$144,344
Consumer Electronics	15,139	11,630	43,011	47,927
Total Intellectual Property Licensing Revenues	81,823	57,520	205,802	192,271

Product Revenues:
Service Provider	59,389	48,117	162,480	149,440
Consumer Electronics	9,153	5,825	18,010	16,586
Other	2,756	3,420	10,458	18,430
Total Product Revenues	71,298	57,362	190,948	184,456

Total Revenues	$153,121	$114,882	$396,750	$376,727

TIVO CORPORATION AND SUBSIDIARIES
REVENUE BY SALES VERTICAL
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Service Provider	$126,073	$94,007	$325,271	$293,784
Consumer Electronics	24,292	17,455	61,021	64,513
Other	2,756	3,420	10,458	18,430
Total Revenues	$153,121	$114,882	$396,750	$376,727

TIVO CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
GAAP (Loss) income before income taxes	$(29,006)	$(14,750)	$(47,446)	$(17,666)
Amortization of intangible assets	24,925	19,189	63,087	57,789
Restructuring and asset impairment charges	22,311	218	24,644	1,757
Equity-based compensation	13,676	8,328	32,031	31,044
Transaction, transition and integration costs	13,996	—	20,039	—
Earnout amortization and settlement	319	(860)	1,508	(860)
Contested proxy election costs	—	—	—	4,346
Change in franchise tax reserve	—	—	154	—
Interest on franchise tax reserve	—	—	280	—
Accretion of contingent consideration	67	—	67	—
Amortization of note issuance costs	499	579	1,468	1,889
Amortization of convertible note discount	3,035	2,897	9,000	8,573
Mark-to-market loss (income) related to interest rate swaps	(4,252)	10,592	9,702	14,039
Loss on debt extinguishment	—	2,695	—	2,815
Non-GAAP Pre-tax Income	$45,570	$28,888	$114,534	$103,726

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
GAAP Weighted average diluted shares outstanding	92,144	82,404	85,858	85,297
Dilutive effect of equity-based compensation awards	—	194	—	432
Non-GAAP Diluted Weighted Average Shares Outstanding	92,144	82,598	85,858	85,729

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
GAAP Total Operating costs and expenses	$173,156	$104,388	$395,210	$340,140
Amortization of intangible assets	(24,925)	(19,189)	(63,087)	(57,789)
Restructuring and asset impairment charges	(22,311)	(218)	(24,644)	(1,757)
Equity-based compensation	(13,676)	(8,328)	(32,031)	(31,044)
Transaction, transition and integration costs	(13,996)	—	(20,039)	—
Earnout amortization and settlement	(319)	860	(1,508)	860
Contested proxy election costs	—	—	—	(4,346)
Change in franchise tax reserve	—	—	(154)	—
Non-GAAP Total COGS and OpEx	$97,929	$77,513	$253,747	$246,064

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
GAAP Cost of licensing, services and software revenues, excluding depreciation and amortization of intangible assets	$31,661	$24,492	$78,651	$78,134
Equity-based compensation	(749)	(1,074)	(2,814)	(3,909)
Transaction, transition and integration costs	(136)	—	(136)	—
Non-GAAP Cost of licensing, services and software revenues, excluding depreciation and amortization of intangible assets	$30,776	$23,418	$75,701	$74,225

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
GAAP Research and development expenses	$30,951	$22,976	$77,804	$75,246
Equity-based compensation	(3,188)	(1,584)	(6,186)	(5,847)
Transaction, transition and integration costs	(1,508)	—	(1,508)	—
Earnout amortization and settlement	(61)	—	(61)	—
Non-GAAP Research and Development Expenses	$26,194	$21,392	$70,049	$69,399

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
GAAP Selling, general and administrative expenses	$54,126	$33,117	$132,771	$113,843
Equity-based compensation	(9,739)	(5,670)	(23,031)	(21,288)
Transaction, transition and integration costs	(12,352)	—	(18,395)	—
Earnout amortization and settlement	(258)	860	(1,447)	860
Contested proxy election costs	—	—	—	(4,346)
Change in franchise tax reserve	—	—	(154)	—
Non-GAAP Selling, General and Administrative Expenses	$31,777	$28,307	$89,744	$89,069

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
GAAP Interest expense	$(11,021)	$(11,348)	$(32,411)	$(35,421)
Interest on franchise tax reserve	—	—	280	—
Accretion of contingent consideration	67	—	67	—
Amortization of note issuance costs	499	579	1,468	1,889
Amortization of convertible note discount	3,035	2,897	9,000	8,573
Reclassify current period cost of interest rate swaps	(2,555)	(1,195)	(7,195)	(3,067)
Non-GAAP Interest Expense	$(9,975)	$(9,067)	$(28,791)	$(28,026)

TIVO CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FORECAST FINANCIAL INFORMATION
(In millions)
(Unaudited)

	Current Full Year Outlook		Prior Full Year Actual
	Low	High
GAAP (Loss) income before income taxes (1)	$(44.2)	$(37.2)	$9.5
Amortization of intangible assets	105.0	105.0	77.0
Restructuring and asset impairment charges	27.0	28.0	2.2
Equity-based compensation	46.0	47.0	42.6
Transaction, transition and integration costs	24.0	25.0	—
Earnout amortization and settlement	3.0	3.0	(0.8)
Mark-to-market loss related to interest rate swaps	9.7	9.7	8.9
Amortization of note issuance costs and convertible debt discount	14.0	14.0	13.9
Contested proxy election costs	—	—	4.3
Loss on debt extinguishment	—	—	2.8
Other	0.5	0.5	1.1
Non-GAAP Pre-tax Income	$185.0	$195.0	$161.5

Cash taxes	$25.0	$27.0	$17.2

(1) Due to their nature, changes in the mark-to-market of interest rate swaps have only been included in the outlook to the extent they have already occurred. Actual results may differ materially from the outlook.